                                                        Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Amended And Restated Stock Option Plan for Independent Directors of Digital Sound Corporation and The Digital Sound Corporation 1983 Stock Option Plan of our report dated January 25, 2996, with respect to the financial statements of Digital Sound Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31,1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                       /s/  Ernst & Young LLP

Woodland Hills, California
August 6, 1996